UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2016

GRAPHIC PACKAGING HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-33988	26-0405422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Riveredge Parkway

Atlanta, Georgia 30328

(Address of principal executive offices)

(770) 240-7200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 11, 2016, Graphic Packaging International, Inc. (“GPI”), a wholly-owned subsidiary of Graphic Packaging Holding Company (“GPHC”), completed a previously announced registered public offering of $300,000,000 aggregate principal amount of its 4.125% Senior Notes due 2024 (the “Notes”).

The offering of the Notes was made pursuant to GPI’s shelf registration statement on Form S-3 (Registration No. 333-197680) filed with the Securities and Exchange Commission (the “SEC”) on July 28, 2014, as amended, including a related prospectus filed with the SEC on July 28, 2014 and prospectus supplement dated August 8, 2016 and filed with the SEC August 9, 2016.

Underwriting Agreement

In connection with the offering of the Notes, GPI entered into an Underwriting Agreement, dated August 8, 2016 (the “Underwriting Agreement”), between GPI, GPHC, the other guarantors listed therein, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named therein (together, the “Underwriters”). Pursuant to the Underwriting Agreement, GPI agreed to sell the Notes to the Underwriters, and the Underwriters agreed to purchase the Notes for resale to the public. The Underwriting Agreement includes customary representations, warranties and covenants by GPI. It also provides for customary indemnification by each of GPI and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

Indenture

The Notes were issued pursuant to the Indenture, dated as of November 6, 2014 (the “Base Indenture”), and the Second Supplemental Indenture dated August 11, 2016 (the “Supplemental Indenture” and, together with the Base Indenture and that certain First Supplemental Indenture, dated as of November 6, 2014, the “Indenture”), by and among GPI, GPHC, the other guarantors listed therein and U.S. Bank National Association, as Trustee. The Indenture provides that interest on the Notes is payable semiannually in cash on February 15 and August 15 of each year, and the Notes mature on August 15, 2024.

Under the Indenture, GPI has the right to redeem the Notes, in whole or in part, prior to May 15, 2024 at 100% of their principal amount, plus a make whole premium. At any time on or after May 15, 2024, GPI has the right to redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of redemption. In addition, on or prior to May 15, 2019, GPI has the right to redeem up to 35% of the aggregate principal amount of outstanding Notes with the proceeds from sales of certain kinds of capital stock at a redemption price equal to 104.125% of their principal amount, plus accrued interest to the redemption date. GPI may make such redemption only if, after any such redemption, at least 65% of the aggregate principal amount of Notes originally issued under the Indenture (including any additional Notes) remains outstanding.

The Indenture contains certain covenants that, among other things, limit GPI’s ability and the ability of its domestic subsidiaries to create or suffer to exist liens, transfer or sell substantially all of their assets, and merge or consolidate. Such covenants are subject to a number of important exceptions and qualifications set forth in the Indenture. The Indenture also contains certain customary events of default, including failure to make payments in respect of the principal amount of the Notes, failure to make payments of interest on the Notes when due and payable, failure to comply with certain covenants and agreements and certain events of bankruptcy or insolvency.

An event of default under the Indenture will allow the Trustee or the holders of at least a majority in principal amount of the then outstanding Notes to declare the principal of and accrued but unpaid interest on all Notes due and payable, or in the case of events of default involving bankruptcy, insolvency or reorganization of GPI, such principal and accrued interest on all Notes will become immediately due and payable without action from the trustee or any holder

The foregoing descriptions of the Underwriting Agreement and the Indenture do not purport to be complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, the Base Indenture and the Supplemental Indenture, which are filed as Exhibits 1.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the caption “Indenture” in Item 1.01 above is incorporated by reference into this Item 2.03.

Graphic Packaging Holding Company is filing this Current Report on Form 8-K to file with the Securities and Exchange Commission certain items related to the offering of the Notes that are to be incorporated by reference into its Registration Statement on Form S-3 (Registration No. 333-197680), as amended.

Item 9.01.	Financial Statements and Exhibits.

1.1	Underwriting Agreement, dated as of August 8, 2016, among Graphic Packaging International, Inc., the guarantors listed therein, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named therein.

4.1	Indenture, dated as of November 6, 2014, by and among Graphic Packaging International, Inc., the guarantors named therein and U.S. Bank National Association, as trustee. Filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on November 6, 2014 and incorporated herein by reference.

4.2	Second Supplemental Indenture, dated as of August 11, 2016, by and among Graphic Packaging International, Inc., the guarantors named therein and U.S. Bank National Association, as trustee.

5.1	Opinion of Alston & Bird LLP

23.1	Consent of Alston & Bird LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ Lauren S. Tashma
Lauren S. Tashma
Date: August 11, 2016		Senior Vice President, General Counsel and Secretary